Exhibit 10.1

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment (the “Amendment”), dated as of January 3, 2018, of Employment Agreement (the “Employment Agreement”), dated as of August 1, 2017, between Brian M. Culley, an individual having an address at 2153 Whisper Wind Ln., Encinitas, CA 92024 (the “Executive”) and Artemis Therapeutics Inc., a Delaware corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Employment Agreement.

W I T N E S S E T H:

WHEREAS, the Company desires to amend the Employment Agreement of the Executive;

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements and promises hereinafter set forth, the parties hereto covenant and agree as follows:

1.          The definition of “Investment Date”, contained in Section 3(a), COMPENSATION AND BENEFITS – Salary, of the Employment Agreement, shall be amended from December 31, 2017 to March 31, 2018, such that Section 3(a) of the Employment Agreement is hereby replaced in its entirety with the following:

Salary.  For services rendered by the Executive hereunder, the Company will pay Executive a gross base salary (the “Salary”) at the annual rate of One Hundred and Fifty Thousand US Dollars (US$150,000), less payroll deductions and withholdings as required by applicable law.  Notwithstanding the foregoing, if, by March 31, 2018 (the “Investment Date”), the Company receives capital investments in an aggregate amount that exceeds two million dollars (US$2,000,000.00) (the “Capital Raise”), the Salary will increase to an annual rate of Three Hundred Thousand US Dollars (US$300,000.00), less payroll deductions and withholdings as required by applicable law.  The Salary will be payable in accordance with the Company’s normal payroll practices.

2.          All other terms and conditions of the Employment Agreement shall remain in full force and

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.
Company: ARTEMIS THERAPEUTICS INC. By: /s/ Chanan Morris Name: Chanan Morris Title: CFO Executive: /s/ Brian M. Culley Brian M. Culley